                                                                EXHIBIT 2.1

                            ACQUISITION AGREEMENT

    AGREEMENT dated December 22nd, 1998 (the "Agreement"), by, between and among COLONY INTERNATIONAL, INC., a company incorporated under the laws of the State of Delaware (hereinafter referred to as "COLONY"); the person listed on Exhibit "A" attached hereto and made a part hereof, being the sole officer of COLONY (hereinafter referred to as "MANAGEMENT"); and MOBILE PET SYSTEMS, INC., a company incorporated under the laws of the state of Nevada (hereinafter referred to as "MPET"); and the persons listed on Exhibit "A-1" attached hereto and made a part hereof, (hereinafter referred to as the "SELLERS").

    WHEREAS, the SELLERS own a total of 7,000,000 shares of common stock, $0.001 par value, of MPET, said shares being 100% of the issued and outstanding common stock of MPET; and

    WHEREAS, the SELLERS desire to sell and COLONY desires to purchase one hundred (100%) percent of such shares;

    NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

    1. PURCHASE AND SALE. The SELLERS hereby agree to sell, transfer, assign and convey to COLONY and COLONY hereby agrees to purchase and acquire from the SELLERS, a total of 7,000,000 shares of Common Stock of MPET, which equals one hundred percent (100%) percent of all of MPET's currently issued and outstanding common stock (the "MPET Common Shares"), in a tax-free stock-for-stock acquisition.

    2. PURCHASE PRICE. The aggregate purchase price to be paid by COLONY for the MPET Common Shares shall be 7,000,000 shares of COLONY voting Class A Common Stock (the "COLONY Common Shares"). The COLONY Common Shares will be issued to the individual SELLERS in accordance with Exhibit "A-1" attached hereto.

    3. WARRANTIES, REPRESENTATIONS AND COVENANTS OF MPET AND MPET PRINCIPALS. In order to induce COLONY to enter into this Agreement and to complete the transaction contemplated hereby, MPET and its principal executive officers (hereinafter referred to as the "MPET PRINCIPALS"), jointly and severally warrant and represent to COLONY that:

       (a) ORGANIZATION AND STANDING. MPET is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of MPET's Certificate of Incorporation, amendments thereto and all current By-laws of MPET. No changes thereto will be made in any of the Exhibit "B" documents before the Closing. MPET has no subsidiaries or any investments or ownership interests in any corporation, partnership, joint venture or other business enterprise which is material to its business.

       (b) CAPITALIZATION. As of the Closing Date, MPET's entire authorized equity capital consists of 13,000,000 shares of Common Stock, $0.001 par value, of which 7,000,000 shares of Common Stock will be outstanding as of the Closing. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which MPET or the SELLERS are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security, except as set forth in Exhibit "MPET-S", attached hereto. The 7,000,000 issued and outstanding MPET Common Shares to be transferred by SELLERS constitutes one hundred (100.0%) percent of the currently issued and outstanding shares of Common Stock of MPET, which includes, inter alia, that same percentage of MPET's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any. After becoming management of COLONY, MPET'S management will not further reverse split COLONY's common stock for at least 12 months.

       (c) OWNERSHIP OF MPET SHARES. Each SELLER warrants and represents, severally, that as of the date hereof, such SELLER is the sole owner of the MPET Common shares listed by his or her name on Exhibit "A-1", free and clear of all liens, encumbrances, and restrictions whatsoever, except that the MPET Common Shares so listed have not been registered under the Securities Act of 1933, as amended (the "'33 Act"), or any applicable State Securities laws. By SELLERS' transfer of the MPET Common Shares to COLONY pursuant to this Agreement, COLONY will thereby acquire 100% of the outstanding capital stock of MPET, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the MPET Common Shares will not have been registered under the `33 Act, or any applicable State securities laws.

       (d) TAXES. MPET has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on MPET. MPET's income tax returns have never been audited by any authority empowered to do so.

       (e) PENDING ACTIONS. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting MPET, or against the MPET PRINCIPALS that arise out of their operation of MPET, except as described in Exhibit "C" attached hereto. MPET is not knowingly in material violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its services, the `33 Act, the Securities Exchange Act of 1934, as amended (the "`34 Act"), the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state or nation.

       (f) GOVERNMENTAL REGULATION. MPET holds the licenses and registrations set forth on Exhibit "D" hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit MPET to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.

       (g) OWNERSHIP OF ASSETS. Except as set forth in Exhibit "E" attached hereto, MPET has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any; its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, investments, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by MPET as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has MPET disposed of any such asset since the date of the most recent balance sheet described in Section 3(o) of this Agreement.

       (h) NO INTEREST IN SUPPLIERS, CUSTOMERS, LANDLORDS OR COMPETITORS. Neither the MPET PRINCIPALS nor any member of their families have any material interest of any nature whatever in any supplier, customer, landlord or competitor of MPET.

       (i) NO DEBT OWED BY MPET TO MPET PRINCIPALS. Except as set forth in Exhibit "F" attached hereto, MPET does not owe any money, securities, or property to either the MPET PRINCIPALS or any member of their families or to any company controlled by such a person, directly or indirectly. To the extent that MPET may have any undisclosed liability to pay any sum or property to any such person or entity or any member of their families such liability is hereby forever irrevocably released and discharged.

       (j) CORPORATE RECORDS. All of MPET's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

       (k) NO MISLEADING STATEMENTS OR OMISSIONS. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to COLONY in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

       (l) VALIDITY OF THIS AGREEMENT. All corporate and other proceedings required to be taken by the SELLERS and by MPET in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the SELLERS and by MPET, and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, MPET's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which MPET or the SELLERS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree, of any court, regulatory agency or other governmental body; and the business now conducted by MPET can continue to be so conducted after completion of the transaction contemplated hereby, with MPET as a wholly-owned subsidiary of COLONY.

       (m) CONSENTS AND APPROVALS; COMPLIANCE WITH LAWS. Neither MPET nor the SELLERS are required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of MPET has been operated in material compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.

       (n) ACCESS TO BOOKS AND RECORDS. COLONY will have full and free access to MPET's books during the course of this transaction prior to Closing, during regular business hours, on reasonable notice.

       (o) MPET FINANCIAL STATEMENTS. Before the Closing, MPET's unaudited financial statements as of and for the period from inception to November 30, 1998. MPET's audited financial statements as at the Closing date will be provided to COLONY within 90 days after Closing; the MPET financial statements will accurately describe MPET's financial position as of the dates thereof. The MPET financial statements will have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (or as permitted by regulation S-X, S-B, and/or the rules promulgated under the '33 Act and the '34 Act) and for the period from inception to November 30, 1998 audited by independent certified public accountants with SEC experience.

       (p) MPET's CORPORATE SUMMARY. MPET's Business Plan, dated October, 1998 (attached hereto as Exhibit "L") accurately describes MPET's business, assets, proposed operations and management as of the date thereof; since the date of the Corporate Plan, there has been no material adverse change in the Business Plan and no material adverse change in MPET; provided that no warranties or representations are made as to any financial projections.

    4. WARRANTIES, REPRESENTATIONS AND COVENANTS OF COLONY AND MANAGEMENT OF COLONY ("MANAGEMENT"). In order to induce the SELLERS and MPET to enter into this Agreement and to complete the transaction contemplated hereby, COLONY and MANAGEMENT jointly and severally warrant, represent and covenant to MPET and SELLERS that:

    (a) ORGANIZATION AND STANDING. COLONY is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in every other state and jurisdiction in which it operates to the extent required by the laws of such states or jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. COLONY has no subsidiaries or any other investments or ownership interests in any corporation, partnership, joint venture or other business enterprise.

    (b) CAPITALIZATION. COLONY's entire authorized equity capital consists of 100,000,000 shares of Class A Common Stock, $0.0001 par value, of which 4,144,474 shares will be outstanding immediately before the closing; and 10,000,000 shares of Preferred Stock, none of which are issued and outstanding now or will be at closing. At or as of the Closing, the existing COLONY Board of Directors will authorize the issuance of 7,000,000 restricted Class A Common shares to MPET's shareholders. As of the Closing, giving effect to the 7,000,000 Class A Common Shares issued to SELLERS hereunder, COLONY will have authorized 100,000,000 shares of Class A Common Stock, $0.0001 par value and 10,000,000 shares of Preferred Stock, and will have issued and outstanding 11,144,474 shares of voting Class A Common Stock, $0.0001 par value and no shares of Preferred Stock issued. Upon issuance, all of the COLONY Class A Common Stock will be validly issued, fully paid and non-assessable. The relative rights and preferences of COLONY's equity securities are set forth on the Certificate of Incorporation, as amended and COLONY's By-laws (Exhibit "H" hereto). There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which COLONY is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of COLONY provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of COLONY. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of COLONY. Accordingly, as of the Closing the 7,000,000 Class A Common Shares being issued to and acquired by the SELLERS will constitute 62.81% of the 11,144,474 shares of COLONY Class A Common Stock which will then be issued and outstanding which includes, inter alia, that same percentage of COLONY's voting power (subject to the provisions regarding cumulative rights), right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

    (c) OWNERSHIP OF SHARES. By COLONY's issuance of the COLONY Common Shares to the SELLERS pursuant to this Agreement, the SELLERS will thereby acquire good, absolute marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such COLONY shares will not have been registered under the '33 Act, or any applicable state securities laws.

    (d) SIGNIFICANT AGREEMENTS. COLONY is not and will not at Closing be bound by any of the following:

         (i) Employment, advisory or consulting contract (except as described in

                Section 12 herein);

         (ii)   Plan providing for employee benefits of any nature;

         (iii)  Lease with respect to any property or equipment;

         (iv)   Contract or commitment for any current expenditure;

         (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;

         (vi) Contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not set forth in this Agreement or an Exhibit hereto;

         (vii) Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

    (e) TAXES. COLONY has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns are true and complete. COLONY's income tax returns have never been audited by any authority empowered to do so.

    (f) ABSENCE OF LIABILITIES. At and as of the Closing Date COLONY will have no liabilities of any kind or nature, fixed or contingent, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which COLONY agrees to be responsible and to pay in full at or before the Closing.

    (g) NO PENDING ACTIONS. To the best of management's knowledge, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting COLONY, or against any of the COLONY MANAGEMENT and arising out of their operation of COLONY. COLONY has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the '33 Act, the '34 Act, the Rules and Regulations of the SEC, or the Securities Laws and Regulations of any state. COLONY is not an investment company as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. COLONY is not required to file reports pursuant to either Section 13 or Section 15(d) of the '34 Act.

    (h) CORPORATE RECORDS. All of COLONY's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation; all of said books and records will be made available for inspection by MPET's authorized representatives prior to the Closing as provided by Section 4(l) herein, and will be delivered to COLONY's new management at the Closing.

        (i) NO MISLEADING STATEMENTS OR OMISSIONS. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to MPET in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

        (j) VALIDITY OF THIS AGREEMENT. All corporate and other proceedings required to be taken by COLONY in order to enter into and to carry out this Agreement will have been duly and properly taken at or before the Closing. This Agreement has been duly executed by COLONY, and constitutes a valid and binding obligation of COLONY enforceable in accordance with its terms. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, COLONY's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which COLONY is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree of any court, regulatory agency or other governmental body.

        (k) CONSENTS AND APPROVALS; COMPLIANCE WITH LAWS. Neither COLONY nor MANAGEMENT is required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of COLONY has been operated in compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.

        (l) ACCESS TO BOOKS AND RECORDS. MPET and SELLERS will have full and free access to COLONY's books and records during the course of this transaction prior to and at the Closing, on reasonable notice.

        (m) COLONY'S FINANCIAL STATEMENTS. At or before the Closing, COLONY and MANAGEMENT will provide MPET with COLONY's audited financial statements for the two fiscal years ended December 31, 1996 and 1997, which will be audited in accordance with GAAP by independent certified public accountants, together with unaudited financial statements for the period ending November 30, 1998.

        (n) COLONY'S FINANCIAL CONDITION. As of the Closing, COLONY will have no assets or liabilities.

        (o) DIRECTORS' AND SHAREHOLDERS' APPROVAL. Immediately upon the signing of this Agreement, COLONY'S Board of Directors and Shareholders, by meeting or consent, will duly and properly authorize the matters described in section 7(a)(iv) herein.

        (p) THE COLONY SHARES. All of the COLONY Common Shares issued to SELLERS shall be validly issued, fully-paid non-assessable shares of COLONY Class A Common

Stock, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in COLONY's Certificate of Incorporation.

        (q) TRADING OF COLONY STOCK. COLONY's Class A Common Stock is now and as of the Closing will be traded on the OTC Bulletin Board (Symbol: CIIA); no further action must be taken before the Closing for continued trading on the Bulletin Board.

    5. TERM; INDEMNIFICATION. All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto. MANAGEMENT and MPET MANAGEMENT ("management") of both parties to the agreement hereby agree, jointly and severally, to indemnify, defend, and hold harmless COLONY, MPET, and the SELLERS from and against any damage, loss, liability, or expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breach of any representation, warranty, covenant, or agreement made by MANAGEMENT or management in this Agreement.

    6. RESTRICTED SHARES; LEGEND. All of the COLONY Common Shares issued to SELLERS hereunder will be "restricted securities" as defined in Rule 144 under the '33 Act; and each stock certificate issued to SELLERS hereunder will bear the usual restrictive legend to such effect. Appropriate Stop Transfer instructions will be given to COLONY's stock transfer agent.

    7. CONDITIONS PRECEDENT TO CLOSING. (a) The obligations of MPET and the SELLERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

         (i) That COLONY's and MANAGEMENT's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time, and MANAGEMENT will deliver an executed certification confirming the foregoing;

         (ii) That COLONY and MANAGEMENT shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

         (iii) That COLONY's directors and shareholders, by proper and sufficient vote taken either by consent or at a meeting duly and properly called and held, shall have properly approved all of the matters required to be approved by COLONY's directors and shareholders, respectively;

         (iv) That COLONY's Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the change of COLONY's corporate name to a name selected by
MPET: approved the resignation of all of COLONY's current sole director and the election of up to three designees of MPET to serve as directors in place of COLONY's current directors; and will have approved such other changes as are consistent with this Agreement and approved by MPET and COLONY; and

    (b) The obligations of COLONY and MANAGEMENT under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

         (i) That MPET's and SELLERS' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and MPET and the MPET PRINCIPALS shall deliver an executed certification confirming the foregoing;

         (ii) That MPET and MPET PRINCIPALS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing; and

         (iii) That MPET's officers will have signed non-compete clauses in the form attached hereto as Exhibit "J".

         (iv) That MPET's officers shall provide any existing employment agreements which are attached hereto as Exhibit "H".

     8. TERMINATION. This Agreement may be terminated at any time before or at Closing, by:

         (a)  The mutual agreement of the parties;

         (b)  Any party if;

              (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished on or before October 31, 1997.

              (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement.

     Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

     9. EXHIBITS. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

     10. MISCELLANEOUS PROVISIONS. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     11. CLOSING. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of MPET, 2240 Shelter Island Drive #110, San Diego, California, at 1:00 P.M. on the first business day after the latter of the approval of SELLERS owning at least 80% of MPET's Common Stock or the shareholders of COLONY approving this Agreement, or such other date as the parties hereto shall mutually agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

     12. FEES AND COMMISSIONS. MPET and COLONY represent to each other that no broker, finder, or other person or entity is entitled to any fee or commission from COLONY or MPET for services rendered on behalf of COLONY or MPET in connection with the transactions contemplated by this Agreement.

     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington.

     14. COUNTERPARTS. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.


                                       COLONY INTERNATIONAL, INC.


                                  By:     /s/ Brent Nelson
                                     -------------------------------
                                       Brent Nelson, President


                                       MOBILE PET SYSTEMS, INC.


                                  By:     /s/ Paul Crowe
                                     -------------------------------
                                       Paul Crowe, President

                                   EXHIBIT A-1

                     SHAREHOLDERS OF MOBILE PET SYSTEMS, INC.


    Paul J. Crowe                          5,000,000
    Fleming & Associates                     800,000
    Northwest Capital Partners L.L.C.      1,200,000
                                           ---------
    Total                                  7,000,000